Exhibit 99.1

1245 Q Street, Lincoln, NE 68508 P: 1 800 388 4264 | F: 402 475 9061 nrchealth.com

NRC HEALTH ANNOUNCES SHANE HARRISON AS CHIEF FINANCIAL OFFICER

LINCOLN, Nebraska, August 28, 2025 — (Business Wire) – National Research Corporation (NASDAQ: NRC), doing business as NRC Health, a publicly-traded leader in healthcare experience, is pleased to announce the appointment of Shane Harrison as its incoming Executive Vice President and Chief Financial Officer, effective on or about September 25, 2025.

Chief Financial Officer

Shane Harrison is a seasoned finance leader with more than 25 years of experience spanning corporate finance, investor relations, and strategic transactions. He most recently served as Senior Vice President – Finance and Investor Relations at PowerSchool, a leading K-12 education SaaS provider, since 2022. Prior to that, he served as Senior Vice President – Corporate Development for NAVEX Global, a risk and compliance-based SaaS business, from 2019 -2021, and in various positions, including Senior Vice President – Corporate Development and Investor Relations, Corporate Treasurer, and Interim CFO, for FLIR Systems, a publicly traded advanced imaging sensors business, from 2010-2019. He began his career with Deloitte and was an investment banker at Lehman Brothers, after earning his B.S. in Accounting from the University of Oregon and an MBA from the UCLA Anderson School of Management.

NRC Health’s Chief Executive Officer, Trent Green, commented: “We are confident that we found the right person in Shane Harrison. Shane’s broad experiences and vision across accounting, finance, strategy, and investor relations position him perfectly to help take NRC Health to the next level of growth and profitability. We welcome Shane to the team and look forward to having him join the NRC Health family.”

About NRC Health

For more than 40 years, NRC Health (NASDAQ: NRC) has led the charge to humanize healthcare and support organizations in their understanding of each unique individual. NRC Health’s commitment to Human Understanding® helps leading healthcare systems get to know each person they serve not as point-in-time insights, but as an ongoing relationship. Guided by its uniquely empathic heritage, NRC Health’s patient-focused approach, unmatched market research, and emphasis on consumer preferences are transforming the healthcare experience, creating strong outcomes for patients and entire healthcare systems. For more information, email info@nrchealth.com or visit www.nrchealth.com.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as “believes,” “expect,” “focus,” “potential,” “will,” derivations thereof, and similar terms and phrases. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to the impact of Mr. Green’s appointment. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements, including those risks and uncertainties as set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2023, and various disclosures in our press releases, stockholder reports, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

NRC Health Investor Relations Contact

ir@nrchealth.com